Exhibit 10.2

[Letterhead of C]

November 15, 2006

Pluto Acquisition Company LLC

3939 North First Street

San Jose, California 95134

To Whom It May Concern:

As an inducement to PowerLight Corporation (the “Company”), a California corporation, to execute the Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Merger Agreement); among SunPower Corporation, a Delaware corporation and a majority owned Subsidiary of the undersigned (“Parent”), Pluto Acquisition Company LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, the Company and Thomas L. Dinwoodie, as Shareholders’ Representative, pursuant to which, among other things, the Company will be merged with and into Merger Sub (the “Merger”), the undersigned hereby agrees that during the period commencing on the date of the Merger Agreement and ending 120 days after the date of the Merger Agreement (the “Lock-Up Period”); provided, however, that if the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by Parent in connection with the Merger shall not have been declared effective by the SEC prior to the thirty-first (31st) day after the date on which it was first filed with the SEC (the “31st Day”), the Lock-Up Period shall be extended by the number of days from and including the 31st Day until and including the day on which the Registration Statement is declared effective by the SEC), the undersigned will not, without the prior written consent of the Company, directly or indirectly, (i) offer to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Class B common stock, par value $0.001 per share (the “Parent Class B Common Stock”), of Parent owned by the undersigned as of the date hereof, or acquired hereafter, or securities convertible into or exchangeable or exercisable for any shares of Parent Class B Common Stock, (ii) enter into, or cause any of its subsidiaries to enter into, a transaction which would have the same effect, (iii) enter into any swap or other arrangement or transaction that transfers (including pursuant to the granting of any proxy), in whole or in part, directly or indirectly, any of the economic consequences of, or voting rights arising from, ownership of such shares of Parent Class B Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Parent Class B Common Stock or such other securities, in cash or otherwise, (iv) exercise any right to convert such shares of Parent Class B Common Stock into any other security, or (v) publicly disclose the intention to make any such offer, sale, or disposition, to enter into any such transaction, swap, or other arrangement or to exercise any right to convert; provided, however, that nothing set forth herein shall preclude the undersigned from pledging, or engaging in customary hedging transactions with respect to, Parent Class B Common Stock (the actions described in clauses (i) through and including (v), being referred to as a “Disposition Transaction”). In addition, the undersigned agrees that, without the prior written consent of the Company, it will not, during the Lock-Up Period, make any demand for the registration of any Parent Class B Common Stock or any security convertible into or exercisable or exchangeable for the Parent Class B Common Stock.

Furthermore, during the Lock-Up Period, the undersigned hereby agrees not to, and shall not instruct or authorize its officers, directors, employees, financial advisors, representatives, agents, Subsidiaries and Affiliates to, directly or indirectly, (i) solicit any inquiry, proposal or offer from any Person in respect of a Disposition Transaction; or (ii) enter into any agreement with any Person in respect of a Disposition Transaction.

In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Class B Common Stock if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void (and the Lock-Up Period shall terminate immediately) if the Merger Agreement terminates or is terminated. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

Very truly yours,

CYPRESS SEMICONDUCTOR CORP.

By:	/s/ Brad W. Buss
Name:	Brad W. Buss
Title:	Executive Vice President, Finance and
Administration, Chief Financial Officer

ACKNOWLEDGED AND AGREED

As of November 15, 2006:

PLUTO ACQUISITION COMPANY LLC
By:	SunPower Corporation, its sole member

By:	/s/ Bruce Ledesma
Name:	Bruce Ledesma
Title:	General Counsel

Lock-Up Letter